Exhibit 10.7


   ALL AMOUNTS OUTSTANDING UNDER THIS NOTE WERE PAID IN FULL ON APRIL 24, 2002
        AND THIS NOTE HAS BEEN CANCELED BY HOLDER AND RETURNED TO MAKER.


                         VARIABLE AMOUNT PROMISSORY NOTE


$250,000.00                                                    October 12, 2001


         FOR VALUE RECEIVED, Windsortech, Inc., a New Jersey Corporation, located at 70 Lake Drive, Hightstown, NJ 08520, the undersigned ("Maker") hereby promises to pay to the order of DAVID A LOPPERT ("Holder") the sum of up to TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000.00), on demand, based on actual cash advances made to Maker by Holder, with interest at the rate of twelve percent (12%) per annum payable on the outstanding principal balance, excluding interest, from time to time, monthly in arrears no later than the fifth (5th) business day following the close of the month.

         This Note may be prepaid in whole or in part at any time without premium or penalty All prepayments shall be in currently available funds. No prepayment shall relieve Maker of its obligation to make the above-described payment. In the event that Maker does not pay any required payment when due, or in the event that bankruptcy or insolvency proceedings are instituted by or against Maker, Holder may declare the entire unpaid balance to be due and payable immediately. Any amounts due hereunder in the event of an acceleration upon default shall bear interest at the maximum rate of interest then permitted by law or per annum until this Note and such other amounts as are due are paid to the Holder.

         The Maker waives presentment, protest and demand, notice of protest, demand and dishonor and nonpayment of the Note. If this Note is placed in the hands of an attorney for collection or in connection with bankruptcy or insolvency proceedings, the undersigned promises to pay all fees and costs, whether or not litigation is commenced.

         This Note is not negotiable. This Note shall be governed in accordance with the laws of the State of New Jersey.

                                                    Windsortech, Inc. ("Maker")

Attest:  /s/ Michael P. Sheerr                       By: /s/ Edward L. Cummings
         ---------------------------------               ----------------------------------
         Michael P. Sheerr, Vice President               Edward L. Cummings, Vice President
